Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Bright Horizons Family Solutions Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated August 23, 2012, relating to the consolidated financial statements of Huntyard Limited as of and for the years ended December 31, 2011 and 2010 respectively, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP
London, United Kingdom

October 23, 2012